EXHIBIT 99.1

ITG Reports Third Quarter 2013 Results

Earnings Driven by Strong European Revenue and Continued Expense Discipline

NEW YORK, October 31, 2013 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended September 30, 2013.

Third quarter 2013 highlights included:

•                  Net income of $7.7 million, or $0.20 per diluted share compared to net income of $0.2 million, or $0.01 per diluted share for the third quarter of 2012.

•                  Revenues of $127.6 million, compared to revenues of $119.6 million in the third quarter of 2012.

•                  Expenses of $116.9 million, compared to expenses of $119.4 million in the third quarter of 2012.

•                  Average daily trading volume in the U.S. of 155 million shares versus 172 million in the third quarter of 2012.  POSIT® average daily U.S. volume was 66 million shares compared to 81 million shares in the third quarter of 2012.  Total average daily volume traded through POSIT Alert® rose approximately 20% compared with the third quarter of 2012.

•                  In Europe, average daily value traded in POSIT was $652 million, compared with $317 million in the third quarter of 2012.  Total average daily value traded through POSIT Alert rose more than 250% in the third quarter of 2013 compared with the prior-year period.

•                  The repurchase of 370,000 shares of common stock under ITG’s authorized share repurchase program for a total of $6.1 million.  Repurchases since the first quarter of 2010 have totaled $136.7 million for a total of 10.4 million shares, resulting in a decrease in shares outstanding, net of issuances, of 17%.

Revenues from U.S. operations were $76.8 million in the third quarter of 2013 compared to $77.8 million in the third quarter of 2012.  ITG’s U.S. operations reported net income of $2.8 million in the third quarter of 2013, compared to net income of $1.2 million in the third quarter of 2012.  Sell-side client volume represented 51% of total U.S. volumes, up from 49% in the second quarter of 2013.  Despite the higher percentage of sell-side volume, the overall revenue capture rate per share in the U.S. rose to $0.0049, from $0.0048 in the second quarter of 2013.  This marks the highest average U.S. revenue capture since the second quarter of 2011.

ITG’s International revenues were $50.7 million in the third quarter of 2013 compared to $41.8 million in the third quarter of 2012.  European revenues rose to $22.7 million, up 53% from the third quarter of 2012, while Asia Pacific revenues were $10.5 million, up 13% over the third quarter of 2012. Canadian revenues were $17.6 million, down 1% versus the third quarter of 2012.  ITG’s International operations reported net income of $4.9 million in the third quarter of 2013 compared to a net loss of $1.0 million in the third quarter of 2012.

“Strong European revenues boosted by continued market share gains helped offset weaker market volumes in the U.S.,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “Our global product offerings continued to stimulate healthy cross-border flows while our premium Investment Research and Alert offerings helped improve our revenue capture. The firm’s expense discipline also remains a top priority.”

Year-to-Date Results

For the first nine months of 2013, revenues were $398.9 million, GAAP net income was $21.4 million, or $0.56 per diluted share, and adjusted net income was $27.4 million, or $0.72 per diluted share. For the first nine months of 2012, revenues were $382.9 million, GAAP net loss was $241.4 million, or $6.24 per diluted share, and adjusted net income was $7.6 million, or $0.19 per diluted share.

The discussion of results above includes adjusted net income and related per share amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss third quarter results.  Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10035397.  The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent execution and research broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2012 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Commissions and fees	$98,378	$89,795	$310,254	$289,942
Recurring	25,761	26,707	77,384	82,173
Other	3,419	3,115	11,263	10,787
Total revenues	127,558	119,617	398,901	382,902

Expenses:
Compensation and employee benefits	49,664	47,135	150,415	149,262
Transaction processing	19,790	19,336	63,821	61,208
Occupancy and equipment	15,821	16,033	53,082	45,745
Telecommunications and data processing services	12,649	15,034	40,465	44,813
Other general and administrative	18,351	21,220	56,887	67,494
Goodwill impairment	—	—	—	274,285
Restructuring charges	—	—	(75)	—
Interest expense	593	678	1,894	1,980
Total expenses	116,868	119,436	366,489	644,787
Income (loss) before income tax benefit	10,690	181	32,412	(261,885)
Income tax expense (benefit)	2,975	(51)	10,989	(20,479)
Net income (loss)	$7,715	$232	$21,423	$(241,406)

Income (loss) per share:
Basic	$0.21	$0.01	$0.58	$(6.24)
Diluted	$0.20	$0.01	$0.56	$(6.24)

Basic weighted average number of common shares outstanding	36,544	38,301	36,956	38,672
Diluted weighted average number of common shares outstanding	37,781	39,252	38,214	38,672

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues by Geographic Region:
U.S. Operations	$76,843	$77,801	$242,687	$244,305
Canadian Operations	17,575	17,727	56,224	58,877
European Operations	22,663	14,793	65,407	50,412
Asia Pacific Operations	10,477	9,296	34,583	29,308
Total Revenues	$127,558	$119,617	$398,901	$382,902

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues by Product Group:
Electronic Brokerage	$66,234	$57,654	$210,597	$192,539
Research Sales and Trading	26,683	25,792	80,236	79,023
Trading Platforms	23,151	24,188	72,845	75,672
Analytics	11,177	11,696	34,447	34,651
Corporate (non-product)	313	287	776	1,017
Total Revenues	$127,558	$119,617	$398,901	$382,902

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	September 30, 2013 (unaudited)	December 31, 2012
Assets
Cash and cash equivalents	$261,567	$245,875
Cash restricted or segregated under regulations and other	70,275	61,117
Deposits with clearing organizations	32,476	29,149
Securities owned, at fair value	12,197	10,086
Receivables from brokers, dealers and clearing organizations	1,644,884	1,107,119
Receivables from customers	942,250	546,825
Premises and equipment, net	67,845	54,989
Capitalized software, net	39,418	43,994
Other intangibles, net	32,159	35,227
Income taxes receivable	275	7,460
Deferred taxes	36,061	39,155
Other assets	17,903	15,763
Total assets	$3,157,310	$2,196,759
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$177,609	$165,062
Short-term bank loans	52,486	22,154
Payables to brokers, dealers and clearing organizations	1,522,443	1,337,459
Payables to customers	936,381	226,892
Securities sold, not yet purchased, at fair value	7,490	5,249
Income taxes payable	17,450	10,608
Deferred taxes	343	293
Term debt	33,319	19,272
Total liabilities	2,747,521	1,786,989
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,158,374 and 52,037,011 shares issued at September 30, 2013 and December 31, 2012, respectively	522	520
Additional paid-in capital	238,852	245,002
Retained earnings	426,908	405,485
Common stock held in treasury, at cost; 15,879,299 and 14,677,872 shares at September 30, 2013 and December 31, 2012, respectively	(265,522)	(253,111)
Accumulated other comprehensive income (net of tax)	9,029	11,874
Total stockholders’ equity	409,789	409,770
Total liabilities and stockholders’ equity	$3,157,310	$2,196,759

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following are reconciliations of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Nine Months Ended Ended September 30,
	2013	2012
	(unaudited)	(unaudited)
Total revenues	$398,901	$382,902

Total expenses	366,489	644,787
Less:
Restructuring charges (1)	75	—
Duplicate rent charges (2)	(2,568)	—
Office move (3)	(3,910)	—
Goodwill and other asset impairment (4)	—	(274,285)
Adjusted operating expenses	360,086	370,502

Income (loss) before income tax expense (benefit)	32,412	(261,885)
Effect of pro forma adjustment	6,403	274,285
Adjusted pre-tax operating income	38,815	12,400

Income tax expense (benefit)	10,989	(20,479)
Tax effect of pro forma adjustment (5)	405	25,322
Adjusted operating income tax expense	11,394	4,843

Net income (loss)	21,423	(241,406)
Net effect of pro forma adjustment	5,998	248,963
Adjusted operating net income	$27,421	$7,557

Diluted earnings (loss) per share	$0.56	$(6.24)
Net effect of pro forma adjustment	0.16	6.43
Adjusted diluted operating earnings per share	$0.72	$0.19

Notes:

(1)         In the second quarter of 2013, the Company incurred $1.6 million to implement a restructuring plan to close its technology research and development facility in Israel and migrate that function to an outsourced service provider model effective January 1, 2014.  This plan primarily focused on reducing costs by limiting ITG’s geographic footprint while maintaining the necessary technological expertise via a consulting arrangement. The Company also reduced previously-recorded 2012 and 2011 restructuring accruals of $1.6 million to reflect the sub-lease of previously-vacated office space and certain legal and other employee-related charges deemed unnecessary.

(2)         During the fourth quarter of 2012, ITG began to build out and ready its new lower Manhattan headquarters while continuing to occupy its then-existing headquarters in midtown Manhattan and as a result incurred duplicate rent charges through June 2013.

(3)         In the second quarter of 2013, ITG moved into its new headquarters and incurred a one-time charge, which includes a reserve for the remaining lease obligation at the previous midtown Manhattan headquarters.

(4)         In the second quarter of 2012, goodwill with a carrying value of $274.3 million was deemed impaired and its fair value was determined to be zero, resulting in a full impairment charge.

(5)         The restructuring plan referred to in (1) above triggered the recognition of a tax charge of $1.6 million associated with the anticipated withdrawal of capital from Israel.

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